Exhibit 10.10

AMENDMENT LETTER NO. 1

Dated as of June 28, 2002

To the Investor Certificateholders

and the Trustee

Ladies and Gentlemen:

We refer to the Pooling and Servicing Agreement dated as of August 24, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Stage Receivable Funding LP, as the Transferor, Specialty Retailers (TX) LP, as the Servicer, and Bankers Trust Company, as the Trustee.

It is hereby agreed by you and us that, effective as of the date of this amendment letter (this "Amendment"), the Pooling and Servicing Agreement is hereby amended as follows: Section 3.6 is hereby deleted in its entirety and the following substituted therefor:

Agreed-Upon Procedures. On or before July 31st, 2002 and on or before June 30th of each subsequent calendar year, the Servicer shall, at its own expense, either (i) with the written consent of each Investor Certificateholder, delivered to the Servicer and the Trustee, allow the designated representatives of such Investor Certificateholders, or (ii) cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer, the Transferor or the Originator) to furnish a report to the Servicer, the Trustee and each Certificateholder, to the effect that such representatives or such accounting firm, as applicable, have made a study and evaluation, in accordance with the agreed-upon procedures specified in Exhibit G, of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement and any Supplement for the prior calendar year, and that, on the basis of such study and evaluation, such representatives or such accounting firm, as applicable, have completed the agreed-upon procedures and provided a report of the results of such procedures to the Servicer. In the event an accounting firm requires the Trustee to agree to the procedures performed by such accounting firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity, or correctness of such procedures. The Servicer shall investigate and correct any material exceptions, errors or irregularities at its own expense. A copy of any report provided by an accounting firm may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office or as set forth in any Supplement.

This Amendment shall become effective as of the date first above written when, and only when (x) the Trustee shall have received (i) counterparts of this Amendment executed by the Transferor, the Servicer, the Trustee and Citicorp North America, Inc. and Fleet Securities, Inc., as the sole Investor Certificateholders and (ii) the consent and agreement attached hereto executed by the Parent and (y) the Transferor shall have paid to the Program Agent and Trustee all fees, costs and expenses of the Program Agent and Trustee in connection with the preparation, execution, delivery and administration of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Program Agent or Trustee).

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Trustee or any Investor Certificateholder under the Pooling and Servicing Agreement or any related instrument or agreement, nor constitute a waiver of any provision of the Pooling and Servicing Agreement or any related instrument or agreement.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

By its execution below, the Transferor confirms that it is the sole Holder of the Exchangeable Transferor Certificate. By their execution below, Citicorp North America, Inc. and Fleet Securities, Inc., as the sole Managing Agents, confirm that (a) their consent (as evidenced by such execution below) to the terms of this Amendment constitutes satisfaction of the Rating Agency Condition for purposes of Series 2001-1-VFC and (b) they are the sole Holders of Series 2001-1-VFC Certificates for the sole benefit of (i) in the case of the Series 2001-1-VFC Certificate held by Citicorp North America, Inc., Corporate Receivables Corporation and Citibank, N.A., and (ii) in the case of the Series 2001-1-VFC Certificate held by Fleet Securities, Inc., Blue Keel Funding, LLC, and Fleet National Bank.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of the attached agreement to this Amendment.

                                                                            Very truly yours,

STAGE RECEIVABLE FUNDING LP,

as Transferor

                                        By Stage Receivable Mgmt LLC,

                                        its general partner

By:/s/ Richard E. Stasyszen

                    Name: Richard E. Stasyszen

                                        Title: Manager

SPECIALTY RETAILERS (TX) LP,

                                        as Servicer

By SRI General Partner LLC,

                                        its general partner

By:/s/ Richard E. Stasyszen______

                    Name: Richard E. Stasyszen

                                        Title: Manager

Acknowledged and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company,

not in its individual capacity but solely as the Trustee for Stage Stores Master Trust

By: /s/ Louis Bodi______________

Name: Louis Bodi

Title: Vice President

CITICORP NORTH AMERICA, INC.,

as an Investor Certificateholder and as Program Agent

By: /s/ David J. Donofrio__________

                                        Name: David J. Donofrio

                    Title: Vice President

FLEET SECURITIES, INC.,

                                        as an Investor Certificateholder

By: /s/ Amy L. Baribeault_____________

Name: Amy L. Baribeault

                    Title: Managing Director

CONSENT AND AGREEMENT

Dated as of June 28, 2002

The undersigned, as the Parent under and as defined in the Parent Undertaking Agreement dated as of August 24, 2001 (the "Parent Undertaking"), in favor of the Trustee (as such term is defined in the Pooling and Servicing Agreement), hereby consents and agrees to the foregoing Amendment Letter No. 1 (the "Amendment") and also agrees that notwithstanding the effectiveness of such Amendment, the Parent Undertaking is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each direct or indirect reference in the Parent Undertaking to the Pooling and Servicing Agreement, shall mean and be a reference to the Pooling and Servicing Agreement as modified by such Amendment.

                                                                                                                        STAGE STORES, INC.

By:/s/ Richard E. Stasyszen__________

                                        Title: SVP - Finance and Controller